                                                                    EXHIBIT 4.23

                             SUPPLEMENTAL INDENTURE

         This SUPPLEMENTAL INDENTURE, dated as of July 18, 2003 is among Technical Olympic USA, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee.

                                    RECITALS

         WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 25, 2002 (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2012 (the "Original Notes") and issued $35,000,000 in aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2012 as additional notes (the "Additional Notes") under the Indenture on April 22, 2003 (collectively, the Original Notes and the Additional Notes are referred to as the "Notes"); and

         WHEREAS, Section 9.01(a)(iv) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Subsidiary Guarantor to comply with Section
10.04 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1.


         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE 2.


         Section 2.01. From this date, in accordance with Section 10.04 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

                                   ARTICLE 3.


         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                               TECHNICAL OLYMPIC USA, INC.



                               By: /s/ Tommy L. McAden
                                   -------------------------------
                                    Tommy L. McAden
                                    Vice President - Finance and Administration
                                    and Chief Financial Officer


                               SUBSIDIARY GUARANTORS:

                               DP-NH Investments, LP
                               DP-NH Management, LLC
                               Engle Homes Delaware, Inc.
                               Newmark Homes, LP
                               Newmark Homes Purchasing, LP
                               Pacific United, LP
                               Silverlake Interests, LC
                               TOUSA Financing, Inc.
                               TOUSA Shared Services, LLC



                               By: /s/ Tommy L. McAden
                                   -------------------------------
                                    Tommy L. McAden
                                    Vice President - Finance and Administration

                                 Alliance Insurance and
                                 Information Services, LLC
                                 Engle Homes Residential
                                 Construction, LLC Engle
                                 Homes/Virginia, Inc.
                                 Engle/James, LLC
                                 McKay Landing, LLC
                                 Newmark Homes, LLC
                                 Preferred Builders Realty, Inc.
                                 Preferred Home Mortgage Company
                                 Prestige Abstract & Title, LLC
                                 Professional Advantage Title, Ltd.
                                 The Century Title Agency, Ltd.
                                 TOUSA Homes, Inc.
                                 TOUSA Ventures, LLC
                                 Universal Land Title, Inc.
                                 Universal Land Title Investment #1, LLC
                                 Universal Land Title Investment #2, LLC
                                 Universal Land Title Investment #3, LLC
                                 Universal Land Title Investment #4, LLC
                                 Universal Land Title of South Florida, Ltd.
                                 Universal Land Title of Texas, Inc.
                                 Universal Land Title of The Palm Beaches, Ltd.



                                 By: /s/ Tommy L. McAden
                                     --------------------------------
                                      Tommy L. McAden
                                      Vice President and Treasurer

                                           TOUSA Associates Services Company



                                           By: /s/ Patricia M. Petersen
                                               -------------------------------
                                                Patricia M. Petersen
                                                Vice President and Secretary

                                           Newmark Homes Business Trust


                                           By: /s/ Terry White
                                               -------------------------------
                                                Name:  Terry White
                                                Title:  Managing Trustee

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION, as Trustee



                                           By: /s/ Robert L. Reynolds
                                               -------------------------------
                                                Robert L. Reynolds
                                                Vice President